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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported) October 21, 2003

                          Commission file number Q4823

                             ACME UNITED CORPORATION
             (Exact name of registrant as specified in its charter)
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          CONNECTICUT                                            06-0236700
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

1931 BLACK ROCK TURNPIKE, Fairfield, Connecticut                   06825
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (203) 332-7330

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing
requirements for the past 90 days. Yes | X |   No |   |

Registrant had 3,265,551 shares outstanding as of October 21, 2003 of its $2.50 par value Common Stock.


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ACME UNITED CORPORATION

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       Item 12. Results of Operations and Financial Condition......   3
       Signatures..................................................   7


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ACME UNITED CORPORATION            NEWS RELEASE
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               CONTACT: Paul G. Driscoll Acme United Corporation
                  1931 Black Rock Turnpike Fairfield, CT 06825
                    Phone: 332-7330      FAX: (203) 576-1547
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                     FOR IMMEDIATE RELEASE October 22, 2003


ACME UNITED CORPORATION REPORTS 21% SALES INCREASE AND IMPROVED EARNINGS

         FAIRFIELD, CONN. - October 22, 2003 - Acme United Corporation (ASE:ACU) today announced net sales of $9.5 million for the quarter ending September 30, 2003 compared to $7.9 million for the same quarter in 2002, an increase of 21% (17% at constant currency). Net sales for the nine months ending September 30, 2003 were $26.9 million compared to $24.0 million for the same period in 2002, an increase of 12% (8% at constant currency). Year to date net sales in the U.S. increased 13% due to the launch of new products, market share gains and new customers. Year to date international sales increased by 8%, primarily due to currency gains.

         Net income for the quarter ending September 30, 2003 was $302,000 or $.08 per diluted share compared to $270,000 or $.08 per diluted share for the comparable period last year. Net income for the nine months ending September 30, 2003 was $995,000, or $.28 per share compared to $619,000 or $.17 per share in the comparable period last year.

         Walter C. Johnsen, President and CEO, said, "We have made significant progress this year. Sales have increased due to new products and market share gains. Our prior investments in new product development are paying off. The back to school season was strong with the acceptance of titanium scissors and "Critters", our new line of children scissors. We expect the positive response to our new products to continue."

         Gross margins were 33.2% in the third quarter of 2003 versus 33.9% in the comparable period last year. The gross margin for the quarter was reduced by approximately $200,000 due to costs associated with the closure of manufacturing in Germany. Gross margins for the quarter without this effect would have been 35.3%. Gross margins for the first nine months of 2003 were 37.1% compared to 33.2% in 2002. The improvement is primarily due to new products and productivity gains.

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

         Income before income taxes was $565,000 in the third quarter of 2003 compared with a loss of $104,000 in the third quarter of 2002, an increase of $669,000. Pretax income for the first nine months was $1.9 million in 2003 compared to $333,000 in 2002.

         Income tax expense for the third quarter of 2003 was $263,000 versus a tax benefit of $374,000 in the third quarter of 2002. In 2002 the Company recognized a significant one-time income tax benefit associated with liquidating its UK business.

         The Company's debt less cash on September 30, 2003 was $5.6 million compared to $6.1 million on September 30, 2002. During the first nine months of 2003, the Company repurchased 118,200 shares at a cost of $470,000.

         ACME UNITED CORPORATION is a specialized supplier of cutting devices, measuring instruments, and safety products for school, home, and office use.

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

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
                             ACME UNITED CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                            THIRD QUARTER REPORT 2003
                                                     Quarter Ended              Quarter Ended
                                                   September 30, 2003         September 30, 2002
Amounts in $000's except per share data               (Unaudited)                (Unaudited)
------------------------------------------------------------------------------------------------
Net Sales                                               $ 9,538                   $ 7,867
Gross Profit                                              3,171                     2,663
Selling, General, and Administrative Expenses             2,648                     2,688
Other (Income) Expense                                      (43)                       79
Pre-Tax Income (loss)                                       565                      (104)
Income Tax Expense (Benefit)                                263                      (374)
Net Income                                                  302                       270
Earnings Per Share Basic                                   0.09                      0.08
Earnings Per Share Diluted                                 0.08                      0.08

                                                   Nine Months Ended          Nine Months Ended
                                                  September 30, 2003         September 30, 2002
Amounts in $000's except per share data               (Unaudited)                (Unaudited)
-------------------------------------------------------------------------------------------------
Net Sales                                              $ 26,869                  $ 24,020
Gross Profit                                              9,973                     7,971
Selling, General, and Administrative Expenses             7,854                     7,372
Other (Income) Expense                                      245                       266
Pre-Tax Income                                            1,874                       333
Income Tax Expense (Benefit)                                879                      (286)
Net Income                                                  995                       619
Earnings Per Share Basic                                   0.30                      0.18
Earnings Per Share Diluted                                 0.28                      0.17

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

                             ACME UNITED CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            THIRD QUARTER REPORT 2003
                                   (Unaudited)

Amounts in $000's
-----------------

Assets                                              September 30, 2003        September 30, 2002
------                                              ------------------        ------------------
Current Assets:
     Cash                                               $    825                  $    594
     Accounts Receivable, Net                              9,600                     7,927
     Inventories                                           8,214                     6,592
     Prepaid and Other current Assets                        491                       988
                                                        --------                  --------
Total Current Assets                                      19,130                    16,101

     Property and Equipment, Net                           2,222                     2,440
     Other Assets                                            447                     1,384
                                                        --------                  --------
Total Assets                                            $ 21,799                  $ 19,925
                                                        ========                  ========

Liabilities and Stockholders' Equity
Current Liabilities
     Notes Payable                                      $      3                  $    448
     Accounts Payable                                      2,395                     1,457
     Other Current Liabilities                             2,506                     1,945
     Current Portion of Long Term Debt                     4,316                     2,578
                                                        --------                  --------
Total Current Liabilities                                  9,220                     6,428
Long-Term debt                                             2,062                     3,635
Other Non Current Liabilities                                953                       499
                                                        --------                  --------
                                                          12,235                    10,562
Total Stockholders' Equity                                 9,564                     9,363
                                                        --------                  --------
Total Liabilities and Stockholders' Equity              $ 21,799                  $ 19,925
                                                        ========                  ========

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



ACME UNITED CORPORATION

By          /s/ WALTER C. JOHNSEN
         ------------------------------
                Walter C. Johnsen
                 President and
             Chief Executive Officer

Dated:  October 21, 2003



By          /s/ PAUL G. DRISCOLL
         ------------------------------
                Paul G. Driscoll
               Vice President and
             Chief Financial Officer

Dated:  October 21, 2003

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